AMENDMENT TO REGISTRATION AGREEMENT


      This is an Amendment dated as of May 26, 1994 to a Registration Agreement dated as of December 27, 1988 and amended as of April 21, 1992 and January 5, 1993 (the "Registration Agreement") among TriMas Corporation, a Delaware corporation ("TriMas"), Masco Corporation, a Delaware corporation ("Masco"), and MascoTech, Inc. (formerly Masco Industries, Inc.), a Delaware corporation ("Industries").

      WHEREAS, the common stock, par value $.01 per share, of TriMas is referred to herein as the "Common Stock";

      WHEREAS, Masco and Industries have certain registration rights pursuant to the Registration Agreement with respect to their shares of Common Stock;

      WHEREAS, the Registration Agreement provides that Masco and Industries may assign certain of their registration rights under certain circumstances to transferees who purchase shares of Common Stock from Masco and Industries;

      WHEREAS, Masco and Industries sold certain shares of Common Stock (the "Executive Shares") to certain members of their senior management (the "Executives'), including Richard A. Manoogian, pursuant to letter agreements dated June 29, 1989 (the "Executive Letter Agreements");

      WHEREAS, Masco and Industries gave the Executives certain registration rights pursuant to the Executive Letter Agreements with respect to the Executive Shares;

      WHEREAS, TriMas, Masco and Industries wish to amend the Registration Agreement to alter the arrangements for registration of the Executive Shares owned by Richard A. Manoogian; and

      WHEREAS, Masco, Industries and Richard A. Manoogian are entering into conforming amendments to Richard A. Manoogian's Executive Letter Agreements concurrently herewith.

      NOW, THEREFORE, the parties hereto agree as follows:

      A. Paragraph 1(b) of the Registration Agreement is hereby amended and restated in its entirety to read as follows:

      "(b) Richard A. Manoogian. Promptly on or after the date of this Amendment, TriMas shall prepare and file a Common Stock Registration Statement covering all of the Executive Shares which Richard A. Manoogian purchased under his Executive Letter Agreements (as adjusted from time to time for stock splits, dividends and similar events) and shall use its best efforts to cause the Common Stock Registration Statement to become effective as soon as possible. TriMas shall use its best efforts to keep

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such Common Stock Registration Statement effective and in compliance with the
Securities Act on a continuous basis (i.e., a "shelf" registration), and to provide Richard A. Manoogian with prospectuses and prospectus supplements in compliance with the Securities Act as may be required from time to time, until the earlier of (A) June 30, 1996 or (B) the date when Richard A. Manoogian ceases to own any of the Common Stock registered thereunder. All expenses (other than fees and expenses of counsel to Richard A. Manoogian) in connection with such registration pursuant to this Paragraph 1(b) shall be borne by TriMas. If Richard A. Manoogian proposes to sell any shares of Common Stock under such Common Stock Registration Statement pursuant to this
Paragraph 1(b), he shall notify the Vice President - General Counsel or the Vice President - Investments of Masco, who in turn shall notify the President (or, if the President is absent or unavailable, any Vice President) of TriMas, and he shall not consummate such sale until the President or a Vice President of TriMas has been notified (or if more than 10 days have elapsed since the last such notice was given); provided, however, that following a "Change in Control" of Masco (as defined in the Executive Letter Agreement) he may notify the President (or, if the President is absent or unavailable, any Vice President) of TriMas directly. TriMas will have the right at any time to suspend all sales of Executive Shares under this Paragraph 1(b), for a period not exceeding a total of 90 days, by notice to Richard A. Manoogian if in its good faith judgment the relevant prospectus contains an untrue statement of material fact, or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Richard
A. Manoogian shall sell his Executive Shares under the Common Stock Registration Statement pursuant to this Paragraph 1(b) only in accordance with the terms of the related prospectus and any prospectus supplements, and shall not sell any Executive Shares pursuant to such Common Stock Registration Statement while any suspension of sales thereunder is in effect. In lieu of a Common Stock Registration Statement, TriMas at its option may utilize a prospectus or prospectus supplement under its currently effective shelf registration statement, in which event the rights and obligations with respect thereto shall be the same as if TriMas had filed a Common Stock Registration Statement."

      B. Except as provided herein, the Registration Agreement shall remain in full force and effect and not otherwise be modified or affected by the provisions hereof. This Amendment to Registration Agreement may be executed in multiple counterparts.
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      IN WITNESS WHEREOF, the undersigned have executed this Amendment to
Registration Agreement as of the date first set forth above.

MASCO CORPORATION                   MASCOTECH, INC.


By /s/ Richard A. Manoogian         By /s/ Richard A. Manoogian
      Richard A. Manoogian                 Richard A. Manoogian
      Chairman                             Chairman


TRIMAS CORPORATION                  TRIMAS OVERSIGHT COMMITTEE


By /s/ Brian P. Campbell            By  /s/ Herbert S. Amster
      Brian P. Campbell                     Herbert S. Amster
      President

                                    By /s/ Helmut F. Stern
                                           Helmut F. Stern


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